EXIBIT 99.1

The Board of Directors and Stockholders
Advance Nanotech, Inc.

We have audited the accompanying balance sheet of Advance Nanotech, Inc. (a Colorado corporation) (a Development Stage Company) as of September 30, 2004, and the related statements of operations, stockholders' deficit and cash flows for the period from Inception, August 17, 2004, to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advance Nanotech, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the period from Inception, August 17, 2004, to September 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding this uncertainty are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                         /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, CA
March 18, 2005

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET

                               September 30, 2004


ASSETS

Current assets
    Cash and cash equivalents                                         $ 201,049
    Other current assets                                                 37,402
                                                                      ---------
    Total current assets                                                238,451

Office equipment, net                                                    49,043
                                                                      ---------
                                                                      $ 287,494
                                                                      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
    Accounts payable                                                  $  54,356
    Accrued expenses                                                     59,897
    Credit facility from related party - Jano Holdings                  533,212
    Due from related party - Electronic Game Card                         9,897
                                                                      ---------
    Total current liabilities                                           657,362

Stockholders' deficit
Common Stock, $0.001 par value, Shares authorized
  25,000,000, issued 20,000,000                                          20,000
Additional paid in capital                                              (20,000)
Deficit accumulated during development stage                           (370,379)
Accumulated other comprehensive income                                      511
                                                                      ---------
Total stockholders' deficit                                           $(369,868)
                                                                      ---------
                                                                      $ 287,494
                                                                      =========

The accompanying notes are an integral part of these financial statements.

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF OPERATIONS
                             AND COMPREHENSIVE LOSS

                                                               From inception
                                                             (August 17, 2004)
                                                                      to
                                                             September 30, 2004
                                                             ------------------
Costs and expenses
  Research and development                                    $         157,266
  General and administrative                                            213,113
                                                              -----------------
Net loss                                                      $        (370,379)

    Foreign currency translation adjustment                                 511
                                                              -----------------

Comprehensive loss                                            $        (369,868)
                                                              =================

Basic and diluted loss per share                              $            (.02)
                                                              =================

Basic and diluted weighted average shares outstanding                20,000,000
                                                              =================

The accompanying notes are an integral part of these financial statements.

                              ADVANCE NANOTECH, INC
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
             FROM INCEPTION (AUGUST 17, 2004) TO SEPTEMBER 30, 2004

                                                                                Deficit
                                                             Additional        Accumulated          Other             Total
                                     Common Stock             Paid in            During         Comprehensive     Shareholders'
                                  Shares      Amount          Capital          Development         Income           Deficit
                               -----------  ----------       ----------        ----------        ----------        -----------
Initial Capitalization          20,000,000      20,000          (20,000)               --                --                 --

Net Loss                               --           --                           (370,379)               --           (370,379)

Foreign currency translation
adjustment                             --           --               --                --               511                511
                               -----------  ----------       ----------        ----------        ----------        -----------

BALANCE, SEPTEMBER 30, 2004     20,000,000      20,000          (20,000)         (370,379)              511           (369,868)
                               ===========  ==========       ==========        ==========        ==========         ==========

The accompanying notes are an integral part of these financial statements

                             ADVANCE NANOTECH, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                       From inception
                                                                      (August 17, 2004)
                                                                              to
                                                                     September 30, 2004
                                                                     ------------------
Cash flows from operating activities
   Net loss                                                            $    (370,379)
   Adjustments to reconcile net loss to cash flows
    from operating activities
       Depreciation                                                            4,459
   Changes in operating assets and liabilities
       Increase in other assets                                              (37,402)
       Increase in accounts payable and accrued expenses                     114,253
                                                                       -------------
Cash flows from operating activities                                        (289,069)
                                                                       -------------

Cash flows from investing activities - equipment acquisition                 (53,502)
                                                                       -------------

Cash flows from financing activities
Proceeds from related party credit facility - Jano Holdings                  733,212
Repayments of related party credit facility - Jano Holdings                 (200,000)
Advance from related party - Electronic Game Card                              9,897
                                                                       -------------
Cash flows from financing activities                                         543,109
                                                                       -------------
Effect of exchange rate on cash and equivalents                                  511
                                                                       -------------

Net increase in cash and equivalents                                         201,049

Cash and equivalents
  Beginning of the period                                                         --
                                                                       -------------
End of the period                                                            201,049
                                                                       =============

Supplemental cash flow information - no interest or income taxes were paid in the period.

The accompanying notes are an integral part of these financial statements

                              ADVANCE NANOTECH, INC
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2004


NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Advance Nanotech Inc. ("ANI"), a Delaware corporation formed on August 17, 2004, merged with Artwork and Beyond, Inc. ("Artwork") effective October 1, 2004 in a transaction accounted for as a reverse merger, which resulted in the operations of ANI continuing in the capital structure of Artwork and the operations of Artwork being transferred to its previous owners. ANI's shareholders exchanged all their 20,000,000 shares of common stock outstanding for 70,000,000 shares of newly issued Artwork common stock and a further 1,910,000,000, shares to be issued if and when Artwork's authorized share capital would permit such issuance. Immediately prior to the merger, Artwork had 17,344,568 shares of its common stock outstanding; accordingly, after the merger, there were 87,344,568 shares of common stock outstanding owned 80% by ANI's shareholders and 20% by Artwork's shareholders, with ANI's shareholders holding the right to a further issuance of 1,910,000,000 shares, which would bring their combined ownership interest to 99%. On October 5, 2004, the new Board of Directors approved (1) the change of the issuer's name to Advance Nanotech, Inc. and (2) a one for 100 reverse stock split that resulted in an aggregate of 19,552,778 post split shares outstanding, owned 99% by ANI's previous shareholders and 1% by Artwork's previous shareholders. The acquisition resulted in ANI's management and Board of Directors assuming operational control of the Company. ANI owns all the issued and outstanding shares of Advance Nanotech Limited ("ANL"), a UK company, which in turn owns 60% of the outstanding shares of Owlstone Limited ("Owlstone"), a research and development company, 55% of Bio-Nano Sensium Technologies, Ltd (formerly Imperial Nanotech Ltd), 75% of Nano Solutions Limited, and all the outstanding shares of the following UK companies: Nano Devices Limited, Intelligent Materials Limited, Biostorage Limited, Nano Electronics Limited, Nanolabs Limited, Nano Biosystems Limited, Cambridge Nanotechnology Limited, Nano Photonics Limited, NanoFED Limited, Inovus Materials Limited, Advance Proteomics Limited, Nano Diagnostics Limited, Exiguus Technologies Limited, Visus Nanotech Limited, Intelligent Biosensors Limited, Econanotech Limited, Nanocomposites Limited, Nanovindex Limited, NanoOptics Limited.

Principles of Consolidation

The consolidated financial statements include the accounts of ANI and all its subsidiaries ( the "Company"). Through September 30, 2004, all research and development activities have occurred through Owlstone. Minority shareholders of Owlstone (40%), Nano Solutions (25%) and Bio-Nano Sensium (45%) are not required to fund losses; accordingly no losses have been allocated to them. All significant inter-company accounts and transactions have been eliminated.

Going Concern

The accompanying consolidated financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assume that the Company will continue in operation for at least one year and will be able to realize its assets and discharge its liabilities in the normal course of operations. The Company's commitments under various license and collaboration agreements exceed net cash raised from its recent equity offerings. While the Company has a line of credit, which could cover the cash shortfall needed to fund its existing commitments, the line of credit is from Jano Holdings, a private company which is also a related party, and there are no assurances that Jano Holdings will be able to provide funding under the line of credit. The Company plans to pursue other equity offerings. However, the Company's ability to do so will depend on numerous factors including, but not limited to, interested investors, continued progress in developing its product candidates, market penetration and profitable operations from the sale of its products. These financial statements do not reflect adjustments that would be necessary if the Company were unable to continue as a going concern.

Nature of Business

The Company specializes in the research and development of nanotechnology through acquisitions of and collaborations with others. Nanotechnology is science, at the atomic or molecular level that is expected to make most products lighter, stronger, less expensive and more precise. The Company's interests are focused in three nanotechnology areas, namely: electronics, biopharma and materials. The Company's development network creates an opportunity to advance the development of University research-programs. The Company's business strategy is to develop its existing nanotechnology product candidates, acquire additional early-mid stage product candidates in the electronics, biopharma, and materials sectors, selectively license its technology and establish strategic collaborations to advance its product pipeline.

Concentrations of Credit Risk

The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Depreciation

Fixed assets are stated at cost. Depreciation is provided at the following annual rates in order to write off each asset over the estimated useful lives, generally 3 years, as follows:

                 Asset                                    Rate
      -----------------------------                ---------------------------

      Plant and Machinery Equipment                25% reducing balance method
      Office Equipment                             25% reducing balance method
      Computers                                    25% reducing balance method

Maintenance and repairs are charged to operations; betterments are capitalized. Depreciation expense for the period ended September 30, 2004 is $4,459.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with FASB statement No. 2, "Accounting for Research and Development Costs."

Foreign Currency Translation

The Company's primary functional currency is the British Pound. Assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Expenses are translated at the average exchange rates in effect during the year. Translation gains and losses not reflected in earnings are reported in accumulated other comprehensive losses in stockholders' deficit.

Significance of Estimates

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts and disclosures contained in these financial statements. Actual results could differ from those estimates.

Stock Based Compensation

The Company has elected to adopt the disclosure only provisions of SFAS No. 148 and will continue to follow APB Opinion No. 25 and related interpretations in accounting for stock options granted to its employees and directors. Accordingly, employee and director compensation expense is recognized only for those options whose price is less than the market value at the measurement date. When the exercise price of the employee or director stock options is less then the estimated fair value of the underlying stock on the grant date, the Company records deferred compensation for the difference and amortizes this amount to expense in accordance with FASB Interpretation No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Options or Award Plans, over the vesting period of the options. Stock options and warrants issued to non-employees for services are recorded at their fair value as determined in accordance with SFAS No. 123 and Emerging Issues Task Force (EITF) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction With Selling Goods or Services, and recognized over the related service period.

Loss per Share

In accordance with SFAS No. 128, Earnings Per Share, and SEC Staff Accounting Bulletin (SAB) No. 98, basic net loss per common share is computed by dividing net loss for the period, $370,379, by the weighted average number of common shares outstanding during the period, 20,000,000. Under SFAS No. 128, diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares, such as stock options and warrants, outstanding during the period. The Company has 66,667 warrants outstanding (post reverse split) which have not been included in the computation of net loss per share as their effect would have been anti-dilutive; thus, basic and diluted earnings per share are equal.

Income Taxes

Income taxes are recorded in accordance with SFAS No. 109, Accounting for Income Taxes. This statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company is subject to income taxes in the United States of America and the United Kingdom. As of September 30, 2004, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $250,000 that may be offset against future taxable income through 2024. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements because the Company believes there is a 50% or greater chance the carry-forwards will not be used. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

Fair Value of Financial Instruments

The Company's financial instruments include cash equivalents and accounts payable. Because of the short- term nature of these instruments, their fair value approximates their recorded value. The fair value of the credit facility from Jano Holdings cannot be determined due to the related party nature of the obligations. The Company does not have material financial instruments with off-balance sheet risk.

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (Revised 2004), Share-Based Payments ("SFAS 123R"). SFAS 123R requires all share based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. The Company is required to adopt the new standard in the first interim period beginning after December 15, 2005. The Company has not yet determined the impact, if any, of the adoption of SFAS 123R on its financial statements.

In December 2004, the FASB issued SFAS No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion 29 ("SFAS 153"). SFAS 153 requires that exchanges of nonmonetary assets be measured based on the fair values of the assets exchanged, and eliminates the exception to this principle under APB Opinion 29 for exchanges of similar productive assets. The Company is required to adopt the new standard in the first interim period beginning after June 15, 2005. The Company does not expect the adoption of SFAS 153 to have a material effect on its financial statements.

NOTE 2 - COMMITMENTS

The Company leases its office facilities from Bioaccelerate, a related party, in New York and London for aggregate monthly rents of approximately $4,550. The leases expires 1 September 2005. Rents incurred through September 30, 2004 approximated $18,000. The company also has leased offices in Cambridge (UK) and Newcastle University (UK) with the leases expiring on 31 May 2006 and 15 August 2005, with monthly rents of approximately $2,700 and $475 respectively. Rents incurred through September 30, 2004 approximated $11,000.

Advance Nanotech Limited agreed to provide Owlstone $2 million over two years for the development of a chemical sensor.

On November 2, 2004, the Company announced a research collaboration agreement between Nano Solutions Limited and Imperial College, London, to provide $6.25 million for the development of bio-nanotechnologies, predominantly in the healthcare devices sector. Payments of approximately $900,000 are due quarterly through October 2007.

On December 13, 2004, NanoFED Limited entered into a $2 million development contract with the University of Bristol, to further develop the existing technologies the University has generated in the field of field emission displays. Payments are due quarterly through December 2006.

On December 24, 2004, Cambridge Nanotechnology, a wholly-owned subsidiary of the Company entered into a Collaboration agreement with the University of Cambridge to provide $5.25 million dollars for the development of nanotechnologies, predominantly in the optical sector. Payments are due quarterly through December 2008.

On December 28, 2004, Nano Electronics Limited, a wholly-owned subsidiary of the Company entered into a $3.96 million research collaboration and license agreement with Laboratory Services Limited for the development of three technologies in the fields of DNA-based sensing, a DNA-based storage technology and a project based on functional oxide nano tubes for micro fluidics and data storage. Payments are due quarterly through December 2007.

On January 14, 2005, the Company signed a strategic partnership with the new Centre for Advanced Photonics and Electronics (CAPE) at the University of Cambridge. The Company joined Alps Electric Company Limited, Dow Corning Corporation and Marconi Corporation plc with researchers in the Electrical Engineering Division of the Department of Engineering at the University of Cambridge. CAPE is intended to house the Electrical Division of the engineering department at the University, comprising over 22 academics, 70 post-doctoral researchers and over 170 researchers. Construction of the new building is underway and scheduled for completion in early 2006. The Company, as a Strategic Partner to CAPE, will provide additional and innovative commercialization opportunities for the technologies developed in the centre, with a particular emphasis on nanotechnology. In addition, the Strategic Partners, together with the University of Cambridge, nominate representatives to the Steering Committee which is responsible for the overall research objectives of CAPE, its areas of technical focus and arising intellectual property arrangements. The Company has committed $4.95 million over five years for the funding of specific projects within CAPE, which may include jointly-funded collaborations with the other Strategic Partners. Payments are due each quarter ending October 2009.

On January 24, 2005, the Company's subsidiary, Bio-Nano Sensium Technologies Limited, entered into a collaboration agreement with Toumaz Technologies Limited. Under the terms of the agreement Bio-Nano Sensium Technologies Limited is to fund the development of an implantable blood-glucose sensor over 21 months with a total funding commitment of $3.96 million, made in quarterly payments. Additionally, the Company transferred 45% ownership of Bio-Nano Sensium Technologies Limited to Toumaz Technologies Limited and its owner, Professor Toumaz. Bio-Nano Sensium Technologies Limited has the exclusive world-wide rights to Toumaz Technologies Limited portfolio of background patents and patent applications for the devices operating within the bio-nano world - for example, medical sensing devices, plus all arising intellectual property.

NOTE - 3 RELATED PARTY TRANSACTIONS

Electronic Game Card (EGC). Two directors of the Company are also directors of EGC. The balance due to EGC is due on demand and is non interest bearing. At September 30, 2004, the balance due to EGC totals $9,8976.

Bioaccelerate Holdings, Inc. (Bioaccelerate) Two directors of the Company are also directors of Bioaccelerate. On September 28, 2004, Bioaccelerate subscribed for 1,500,000 shares of common stock in Artwork and Beyond Inc at $1.00 per share. Subsequent to September 30, 2004, Bioaccelerate was issued the 1,500,000 shares of common stock. The Company also leases office space from Bioaccelerate in New York and London, as discussed above.

Jano Holdings. (Jano). A shareholder of the Company, JMSCL Limited, is a subsidiary of Jano. At September 30, 2004, the Company has drawn $533,212 under its $20 million line of credit facility agreement with Jano. The facility bears interest at an Annual Rate equal to the Applicable Federal Base Rate (as defined in Section 1274(d) of the Internal Revenue Code of 1986) and is repayable in the event that the Company raises $25 million dollars in equity funding. Jano has waived all interest due under the facility through December 31, 2004. In conjunction with the facility, the Company issued Jano warrants for 66,667 shares of common stock at an exercise price equal to the price of stock offered in the first equity fund raising by the Company. The warrants expire 5 years from the date of issue. No value has been attached to these warrants.

NOTE 4 - STOCK TRANSACTIONS

On February 2, 2005 the Company completed a final closing of the sale of an aggregate 9,960,250 shares of its common stock to investors in a private placement of securities. The Company sold the shares at a gross price of $2.00 per Share, or $19,920,500 in the aggregate. The Company also issued one warrant to purchase one share of common stock to each investor for every two shares of common stock purchased in the private placement, resulting in an aggregate of 4,980,125 warrants being issued to investors at an exercise price of $3.00 per share. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as
Exhibit 10.5 in a Current Report on Form 8-K filed on January 26, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the aggregate amount of $2,232,835, and the Company issued to placement agents warrants to purchase, in the aggregate, 895,775 shares of common stock at $2.00 per share.

On March 24, 2005 the Company completed a final closing of the sale of, in aggregate, 1,818,400 shares of its common stock to investors in a private placement of securities. The Company sold the shares at a gross price of $2.00 per Share, or $3,636,800 in the aggregate. The Company also issued one warrant to purchase one share of the common stock to each investor for every two shares of common stock purchased in the private placement resulting in an aggregate of 909,200 warrants being issued to investors at an exercise price of $3.00 per share. The shares and the warrants were sold by the Company to the investors on the terms and conditions set forth in the Securities Purchase Agreement filed as
Exhibit 10.10 in a Current Report on Form 8-K filed on March 4, 2005, which is specifically incorporated herein by reference. In connection with the closing of the sale of shares, the Company paid a cash fee to placement agents in the amount of $417,134, and the Company issued to placement agents warrants to purchase, in aggregate, 89,090 shares of common stock at $2.00 per share.

ADVANCE NANOTECH UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On October 1, 2004, Artwork and Beyond, Inc. (Artwork") acquired all of the issued and outstanding common stock of Advance Nanotech, Inc. ("Advance"), a Delaware corporation, from the shareholders of Advance. In addition, the assets, liabilities and operations of Artwork prior to October 1, 2004, were assumed by Artwork's former President, Howard Blum, in exchange for his assumption of all of the liabilities of the Registrant prior to October 1, 2004. As a result of these transactions, the former shareholders of Advance own approximately 99% of the fully diluted shares of the Registrant and have installed a new Board of Directors and slate of Officers. This acquisition is therefore accounted for as a reverse acquisition and a recapitalization of Advance. The pro forma adjustments on the following unaudited pro forma combined financial statements have been prepared to illustrate the estimated effect of the acquisition assuming it occurred on August 17, 2004, Advance's inception.

The unaudited pro forma combined balance sheet as of September 30, 2004, gives effect to the acquisition as if it were completed on that date. The unaudited pro forma combined statement of operations for the period ended September 30, 2004, illustrates the effect of the acquisition as if it had occurred on August 17, 2004 (Advance's inception), and includes the historical audited statement of operation for Advance for the period ended September 30, 2004, combined with Artwork's consolidated statement of operation for the period ended September 30, 2004. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the period presented nor is it necessarily indicative of future operating results or financial positions.

Advance Nanotech, Inc. and
Artwork and Beyond, Inc
Unaudited Pro forma Combined Financial Statements
As of September 30, 2004
And from Inception (August 17, 2004 to September 30, 2004)

                                                                    Historical
                                                                  ---------------------------
                                                                     Advance       Artwork     Adjustments          Pro Forma
                                                                                  (Note B)
 ASSETS
      Cash and equivalents                                              201,049            --                           201,049
      Other current assets                                               37,402            --                            37,402
      Office equipment, net                                              49,043            --                            49,043
                                                                                                                             --
                                                                  -------------------------------------------    --------------
                                                                        287,494            --             --            287,494
                                                                  ===========================================    ==============
 LIABILITIES & STOCKHOLDERS' EQUITY
      LIABILITIES
          Accounts payable                                               54,356            --         425,000 (2)       479,356
          Accrued expenses                                               59,897            --         100,000 (1)       159,897
          Credit facility - Jano                                        533,212            --                           533,212
          Due to EGS                                                      9,897            --                             9,897
                                                                  -------------------------------------------    --------------
                                                                        657,362            --         525,000         1,182,362
                                                                  -------------------------------------------    --------------
      EQUITY
          Common stock                                                   20,000           178            (625)(2)        19,553
          APIC                                                          (20,000)         (178)       (424,375)(2)      (444,553)
          Accumulated deficit                                          (370,379)           --        (100,000)(1)      (470,379)
          Other comprehensive income                                        511            --               -               511
                                                                  -------------------------------------------    --------------
                                                                       (369,868)           --        (525,000)         (894,868)

                                                                  -------------------------------------------    --------------
                                                                        287,494            --               -           287,494
                                                                  ===========================================    ==============

 EXPENSES
      Research & Development                                            157,266                                         157,266
      General & Administrative                                          213,113                       100,000 (1)       313,113
                                                                  -------------------------------------------    --------------

      Net Loss                                                         (370,379)           --        (100,000)         (470,379)
      Foreign exchange translation adjustment                               511                                             511
                                                                  -------------------------------------------    --------------

      Comprehensive loss                                               (369,868)           --        (100,000)         (469,868)
                                                                  ===========================================    ==============

      Basic and diluted
          Weighted average shares outstanding                        20,000,000                                      19,552,778
                                                                  ==============                                 ==============
          Loss per share                                          $       (0.02)                                 $        (0.02)
                                                                  ==============                                 ==============

(1)   Estimated additional expenses to be incurred as a public company.

(2) The outstanding shares of common stock after a) the reverse merger, b) the 1:100 reverse stock split, and c) the retirement of returned shares, are summarized as follows:

              Shares retained by the original Artwork shareholders, including
                   4,332 fractional shares issued in connection with the stock split                  177,778
              Shares issued in the reorganization                                                  19,800,000
              Shares returned to Company to pay for reorganization costs                             (425,000)
                                                                                             ----------------
              Total common shares outstanding                                                      19,552,778
                                                                                             ================

ADVANCE NANOTECH, INC. AND ARTWORK & BEYOND, INC.
NOTES TO SEPTEMBER 30, 2004 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
STATEMENTS

NOTE A - BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements of Advance Nanotech, Inc. ("Advance") have been prepared assuming the reverse acquisition has been treated as a recapitalization of Advance. Accordingly, the financial statements reflect the historical activity of Advance and the capital structure of Artwork & Beyond, Inc. ("Artwork"). The pro forma adjustments have been prepared to illustrate the estimated effect of the acquisition. The unaudited pro forma consolidated balance sheet as of September 30, 2004, gives effect to the acquisition as if it had been completed on that date. The unaudited pro forma combined statement of operations for the period ended September 30, 2004, illustrates the effect of the acquisition as if it had occurred on August 17, 2004 (Advance's inception), and includes the historical audited statement of operation for Advance Nanotech for the period ended September 30, 2004, combined with Artwork's equity as of October 1, 2004, as if the acquisition were completed on August 17, 2004.

NOTE B - PRO FORMA ASSUMPTIONS

Immediately upon closing, Artwork's business was spun off to Artwork's former President, Howard Blum, in exchange for his assumption of all of the liabilities of the Registrant prior to the closing of the acquisition. As a result, the assets, liabilities and operating results of Artwork prior to the closing of the transaction have no bearing on the financial statements of the new entity, were not material, and are not presented in these pro forma financial statements.